MINTZ  &  PARTNERS  LLP                                100 - 1446 Don Mills Road
-----------------------------                          North York, ON M3B 3N6
    Chartered Accountants
                                                       Tel: (416) 391-2900
                                                       Fax: (416) 391-2748
                                                       Web Site: www.mintzca.com
APRIL  12,  2001
----------------

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We consent to the inclusion in the filing on Form 20 - F of Digital Rooster.com Inc. on April 12, 2001 of the financial statements of Web Dream Inc. as at March 31, 2000, August 31, 1999, and 1998 and for the periods then ended with our audit report dated March 7, 2001 thereon.

We also consent to the inclusion in this filing on Form 20 - F of our compilation report on the proforma consolidated financial statements of Digital Rooster.com Inc. as at March 31, 2000 and March 31, 1999 and for the seven months periods then ended after giving effect to transactions described in the proforma consolidated financial statements under date of March 23, 2001.



/S/  MINTZ  &  PARTNERS  LLP
by  ELLIOTT  M.  JACOBSON,  PARTNER

Toronto,  Canada
April  12,  2001


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